Exhibit 99.1

Blue Apron Holdings, Inc. Announces Changes to Executive Leadership Team

New York, NY — July 25, 2017 — Blue Apron Holdings, Inc. (NYSE: APRN) today announced changes to its executive leadership team.

Tim Smith, currently Blue Apron’s Vice President, Supply Chain, has been promoted to Senior Vice President and General Manager, Consumer Products, a newly created role and team. He joined the company in August 2016. The Consumer Products general management team will drive the innovation roadmap for Blue Apron’s consumer product portfolio, inclusive of its culinary, supply chain, packaging, and consumer insights functions. This new team will lead the company’s ongoing work to deliver more flexible, diverse, and personalized experiences for Blue Apron’s customers, building off its existing product portfolio. In his new role, Smith will report to Matt Salzberg, Blue Apron CEO. Smith has over 15 years of general management and supply chain development experience. Prior to his role at Blue Apron, Smith served as General Manager for Emerging Brands Group, an incubator for on-trend, fast growing brands, at Tyson Foods.

“We recognize that everyone has varying needs and preferences when it comes to home cooking,” Smith said. “The goal of the Consumer Products team is to consistently deliver new and differentiated products under the strong Blue Apron brand we’ve built. We believe this will enable us to cater to more households, and in turn expand our community of passionate home cooks.”

Pablo Cussatti, Senior Vice President of Operations, will also now report to Salzberg.  Cussatti is a seasoned supply chain and manufacturing executive with extensive experience managing large-scale operations across the food industry including Pinnacle Foods, Campbell Soup, and PepsiCo.

Finally, Matthew Wadiak, one of the company’s co-founders, is stepping down from his role as Chief Operating Officer and will transition to serve as a senior advisor to the company.

“As a co-founder and member of our executive leadership team, Matt Wadiak has played an instrumental role in driving forward Blue Apron’s mission to make incredible home cooking accessible to everyone,” said Salzberg. “His contributions to the company have been immeasurable and we thank Matt for his unwavering dedication over the past five years.”

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related to its announced management and organizational changes, the continued service and availability of key personnel, its ability to expand its product assortments by offering additional products for additional consumer segments, the company’s anticipated growth strategies, anticipated trends and challenges in its business, and its expectations regarding, and the stability of, its supply chain, and the other risks set forth under the caption “Risk Factors” in its final prospectus filed with the U.S. Securities and Exchange Commission on June 29, 2017. Blue Apron assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet.  The company has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values. Blue Apron’s current products include Blue Apron Meals, Blue Apron Wine, the Blue Apron Market, and BN Ranch, a premium supplier of grass-fed beef and pasture-raised poultry.

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